CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N- 1A of our report dated December 3, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 annual report to shareholders of PIC Investment Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian and Auditors" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY
February 25, 2000